                                                                    Exhibit 99.3




                  THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                          SECURITIES PURCHASE AGREEMENT

                  SECURITIES PURCHASE AGREEMENT ("AGREEMENT") dated as of January 11, 2002 between Viragen, Inc., a Delaware corporation (the "COMPANY"), and Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (individually and collectively, the "PURCHASER"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Debentures.

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to sell and issue to the Purchaser, and the Purchaser wishes to purchase from the Company, (i) an aggregate of $2.5 million in principal amount of the Company's 6% Convertible Debentures in the form attached hereto as EXHIBIT A (the "DEBENTURES"), and (ii) warrants (the "WARRANTS") to purchase an aggregate of 405,515 Common Shares (as defined below) in the form of attached hereto as EXHIBIT B, on the terms and conditions set forth herein;

                  WHEREAS, this Agreement provides an option (the "OPTION") to the Purchaser to purchase additional Common Shares; and

                  WHEREAS, the Debentures will be convertible into shares ("COMMON SHARES") of common stock, par value $0.01, of the Company ("COMMON STOCK"), pursuant to the terms of the Debentures, and the Purchaser will have registration rights with respect to the Common Shares issuable upon conversion of the Debentures, exercise of the Option and exercise of the Warrants, pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Purchaser substantially in the form of EXHIBIT C hereto ("REGISTRATION RIGHTS AGREEMENT");

                  WHEREAS, each of the subsidiaries of the Company (sometimes hereinafter referred to as the "SUBSIDIARY GUARANTORS") will execute and deliver to the Purchasers the Subsidiary Guarantee ("Subsidiary Guarantee") substantially in the form of Exhibit F;

                  NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                  PURCHASE AND SALE OF DEBENTURES AND WARRANTS

         Section 1.1 ISSUANCE OF DEBENTURES AND WARRANTS. Upon the following terms and conditions, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the principal amount of Debentures and number of Warrants indicated next to the Purchaser's name on
SCHEDULE I attached hereto.

         Section 1.2 PURCHASE PRICE. The purchase price for the Debentures and Warrants to be acquired by each Purchaser (the "PURCHASE PRICE") shall be the Purchase Price set forth next to such Purchaser's name on SCHEDULE I.

         Section 1.3 THE CLOSING.

                  (a) TIMING. Subject to the fulfillment or waiver of the conditions set forth in Article V hereof, the purchase and sale of the Debentures and Warrants shall take place at a closing (the "CLOSING"), on or about the date hereof or such other date as the Purchasers and the Company may agree upon (the "CLOSING DATE").

                  (b) FORM OF PAYMENT AND CLOSING. On the Closing Date, the Company shall deliver to the Purchasers all of the Debentures and Warrants purchased hereunder, each registered in the name of each such Purchaser or its nominee. The Debentures and Warrants shall be issued in accordance with the number and denomination of Debentures and Warrants requested by the Purchasers. On the Closing Date the Purchasers shall deliver (on a pro-rata basis) by wire transfer on account of the aggregate Purchase Price hereunder an aggregate of $2,500,000 to an account designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. The Debentures and Warrants will be fully owned and paid for by the Purchasers as of the Closing Date.

         Section 1.4 ADDITIONAL FINANCING.

                  (a) At the option of the Purchaser, the Purchaser may purchase such number of additional shares of Common Shares (the "Option Shares") that when multiplied by the then-current Market Price (the "FIXED PRICE") shall equal the aggregate purchase price of One and a Half Million U.S. Dollars ($1,500,000).

                  (b) This option (the "Option") may be exercised in whole or in part, at any time and from time to time commencing 120 days after the Closing Date until eighteen (18) calendar months after such 120th day (the "Exercise Period"). Upon delivery of a notice by the Investor exercising its Option hereunder ("Option Notice"), the Company shall be obligated to sell, issue and deliver to the Investor, and the Investor shall be obligated to purchase, the Option Shares specified in the option exercise notice, subject to the terms of this Section 1.4. Closing of any such purchase and sale (each an "Option Closing") shall take place in the same manner as the Closing. At the Option

Closing, the Company shall deliver certificates evidencing the Option Shares being purchased against the payment of the purchase price therefor, which Option Closing shall occur within three (3) Trading Days of delivery of the Option Notice by Investor. The Registration Rights Agreement shall apply to the Option Shares as provided therein. In the event that the Option Shares are not registered as required in the Registration Rights Agreement, the Investor shall have the right to exercise the option contained herein through a cashless exercise, in which case the number of Option Shares to be issued hereunder shall be computed using the following formula:

                                X = Y x (A-B)
                                         A

where:     X = the number of Option Shares to be issued to the Investor;
           Y = the number of Option Shares to be purchased under this
               Section 1.4;
           A = the Market Value (defined below) of one share of Common Stock;
               and
           B = the Fixed Price.

As used herein, "Market Value" refers to the closing bid price of the Common Stock (as reported by Bloomberg, L.P.) on the Trading Day immediately prior to the Option Notice being delivered to the Company. Notwithstanding the foregoing definition, if the Common Stock is not listed on a national securities exchange or quoted in the Nasdaq System at the time said Option Notice is submitted to the Company, the Market Value of the Common Stock shall be as reasonably determined in good faith by the Board of Directors of the Company and such Purchaser, unless the Company shall become subject to a merger, acquisition, or other consolidation pursuant to which the Company is not the surviving entity, in which case the Market Value of the Common Stock shall be deemed to be the value received by the Company's common shareholders pursuant to the Company's acquisition (subject to subsection (e) below).

                  (c) During the Exercise Period, if the Option Shares have been and continue to be registered with the SEC pursuant to the Registration Rights Agreement, and the requirements of subsection (d) below have been met, the Company shall have the right, upon 30 Trading Days' prior written notice (the "Termination Notice") and subject to the terms of this subsection (c) and subsection (d) below, to notify the Purchaser that it must exercise the Option within 30 Trading Days or the Option will expire at the end of such 30 Trading Day period ("Termination Date"). The right to issue a Termination Notice and to terminate the Option will only be available if the closing bid price (as reported by Bloomberg, LP.) of the Common Stock recorded on the Principal Market (as defined herein) exceeds $3.08 for each of the 30 consecutive Trading Days immediately preceding delivery of the Termination Notice and at all times thereafter through the Termination Date. In the event that the closing bid price of the Common Stock recorded on the Principal Market falls below $3.08 at any time before the Termination Date, any Termination Notice in effect shall become null and void, and the Purchasers' Option rights pursuant to Section 1.4(a) above shall continue; PROVIDED, HOWEVER, that the Company shall again have the right to deliver a Termination Notice if the closing bid price of the Common Stock recorded on the Principal Market thereafter exceeds $3.08 for 30 consecutive Trading Days pursuant to the terms of this Section 1.4(c) and
Section 1.4(d) below. As used herein, "Trading Day" shall mean a day on which there is trading on the American Stock Exchange or such other market or exchange on which the Common Stock is then principally traded.

                  (d) Notwithstanding anything contained in Section 1.4 (c) above, the right of the Company to terminate the Purchasers' Option pursuant to subsection 1.4 (c) above shall terminate if any of the following shall occur or have occurred or be continuing:

                           (A) there is a lack of Effective Registration (as
                  defined below) during the Exercise Period; (B) there is not a sufficient amount of Common Stock available for conversion of the Debentures, exercise of all Warrants and issuance of all Option Shares, (C) for any other reason the Company refuses or announces its refusal to honor conversion of the Debentures, exercise of all Warrants and issuance of all Option Shares; or
                  (D) for any other reason there is a suspension or restriction in the ability of holders of the Debentures or Warrants to sell Common Shares received upon conversion or exercise, respectively, pursuant to the prospectus included in the Registration Rights Agreement.

                  In addition, the Company shall have no right to terminate the Option unless each of the following conditions has been satisfied or exists at all times during the 30 consecutive Trading Days immediately preceding delivery of the Termination Notice and at all times thereafter through the Termination Date, each of which shall be a condition precedent to any such termination:

                           (i) no material default or breach of the Company or
any Subsidiary Guarantors exists which has not been cured, and no event shall have occurred which constitutes (or would constitute with notice or the passage of time or both) a material default or breach of this Agreement, the Registration Rights Agreement, the Warrants, the Debentures or the Subsidiary Guarantee, which has not been cured;

                           (ii) none of the events described in clauses (i)
through (iv) of Section 2(b) of the Registration Rights Agreement shall have occurred and be continuing;

                           (iii) the Registration Statement (as defined in the
Registration Rights Agreement) is effective and holders have received unlegended certificates representing Option Shares (to the extent the option has been exercised) and Common Shares with respect to all conversions for which Conversion Notices have been given and with respect to all exercises of the Warrants for which Notices of Exercise have been given;

                           (iv) the Company and its subsidiaries on a
consolidated basis has assets with a net realizable fair market value exceeding its liabilities and is able to pay all its debts as they become due in the ordinary course of business, and neither the Company nor any of its subsidiaries is subject to any liquidation, dissolution or winding up of its affairs, or any bankruptcy, insolvency or similar proceeding; and

                           (v) the Subsidiary Guarantee shall be valid and in
full force and effect with respect to each of the Subsidiary Guarantors.

                  (e) All of the provisions contained in Sections 3(c), 3(d), 3(e), 3(f) and 3(h) of the Debentures shall apply to the Option Shares and the Option hereunder and exercise thereof mutatis mutandis instead of Debentures and conversion thereof.

                           (i) Notwithstanding anything to the contrary
contained herein, the number of Option Shares that may be acquired by the Purchaser upon exercise of the Option pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Purchaser (other than by virtue of the ownership of securities or rights to acquire securities (including the Option) that have limitations on the Purchaser's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Purchaser's "affiliates" at such time (as defined in Rule 144 of the Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each Purchaser shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction (as defined in the Debenture).

                           (ii) LIMITATION COVENANTS. The Purchaser covenants at
all times on each day (each such day being referred to as a "COVENANT DAY") as follows: During the balance of such Covenant Day and the succeeding sixty-one
(61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") such Purchaser will not acquire shares of Common Stock pursuant to any right (including exercise of the Option) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such Purchaser and its Aggregation Parties (ignoring all dispositions) would exceed:

                  (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, minus

                  (y) the number of shares of Common Stock actually owned by such Purchaser and its Aggregation Parties at the commencement of the Covenant Period.

                  A new and independent covenant will be deemed to be given by the Purchaser as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The Purchaser agrees to comply with each such covenant. This Section 1.4(f) controls in the case of any conflict with any other provision of this Purchase Agreement or any agreement entered into in connection therewith.

                  The Company's obligation to issue shares of Common Stock which would exceed such limits referred to in this Section 1.4(f) shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

                           (iii) OVERALL LIMIT ON COMMON STOCK ISSUABLE.
Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Purchasers under this Option, together the number of shares issued under the Debentures and the Warrants, shall not exceed 19.9% of the number of shares of Common Stock outstanding on the Closing Date, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Company. If at any point in time and from time to time (each a "TRIGGER DATE") the number of Common Shares issued pursuant to the exercise of this Option, the conversion of the Debentures and exercise of the Warrants, together with the number of Common Shares that would then be issuable by the Company in the event of conversion of all the Debentures and exercise of the entire Option and all the Warrants then outstanding, would exceed the Maximum Common Stock Issuance but for this Section 1.4(f)(iii), then the Company shall, at the Company's election, either (A) promptly call a shareholders meeting to obtain shareholder approval for the issuance of Common Shares hereunder in excess of the Maximum Common Stock Issuance, which such shareholder approval shall be obtained within 60 days of the Trigger Date, or
(B) purchase from the Purchaser, the holders of Debentures and Warrants on a pro rata basis such portion of the Option, Principal Amount of Debentures and number of Warrants which cannot be converted or exercised due to such Maximum Common Stock Issuance limitation ("SHORTFALL") at a redemption price equal to the "Mandatory Repurchase Price" (as defined in the Registration Rights Agreement), which redemption price shall be paid within three (3) Trading Days after a Trigger Date if this clause (B) is elected. The Company shall make such election with two (2) days following the Trigger Date by giving written notice to the Purchasers and all holders of Debentures and Warrants. If the Company fails to timely make such election, or elects clause (A) but then fails to obtain such shareholder approval within 60 days following the Trigger Date, then the Company shall purchase the Shortfall at the Mandatory Repurchase Price within three (3) Trading Days following any such failure.

                  The following terms shall have meanings set forth below:

                  "Effective Registration" shall mean: (i) the Company has complied with its material obligations under all the Transaction Documents in all material respects and has not made any material misrepresentations under any of the Transaction Documents or under any other agreements between the Company and the Purchaser, except for those breaches or defaults which are capable of being cured and have been so cured within a reasonable time following notice of such breach or default (not to exceed 5 business days); (ii) a Registration Statement covering the resale of all Registrable Securities (as defined in the Registration Rights Agreement) was declared effective by the SEC on or prior to the 120th day following the Closing Date, and at all times after such Registration Statement was declared effective by the SEC ("Effective Time") such Registration Statement was not subject to any suspension or stop orders; (iii) after the Effective Time the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iv) such Registrable Securities are listed, or approved for listing prior to issuance, on an Approved Market and are not subject to any trading suspension (nor shall trading generally have been suspended on such exchange or market), and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock on the Approved Market on which the Common Stock is then traded or listed; (v) the requisite number of shares of Common Stock shall have been duly authorized and reserved for issuance as required by the terms of the Transaction Documents; (vi) no Interfering Event (as described in the Registration Rights Agreement) then exists; (vii) the Market Price (as defined in the Debentures) determined as of such time shall be greater than $.75 (which figure shall be appropriately and equitably adjusted for any stock splits, stock dividends, recapitalizations and the like); (viii) there shall not have occurred a Change in Control Transaction (as defined in the Debentures) or the public announcement of a pending Change in Control Transaction which has not been abandoned or terminated; and (vii) none of the Company or any direct or indirect subsidiary of the Company is subject to any Bankruptcy Event (as defined below).

                  "Bankruptcy Event" means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or
(h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and the Closing Date:

                  (a) ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries other than the subsidiaries listed on
SCHEDULE 2.1(A) attached hereto ("SUBSIDIARIES"). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, if any, and which is (either alone or together with all other adverse effects) material to the Company and its Subsidiaries, if any, taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Debentures, the Warrants and the Registration Rights Agreement, or any other agreement or document contemplated hereby or thereby.

                  (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Debentures, the Registration Rights Agreement and the Warrants ("TRANSACTION DOCUMENTS") and to issue the Debentures and the Warrants in accordance with the terms hereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Warrants and the Debentures by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Debentures and Warrants, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement, the Registration Rights Agreement, the Debentures and the Warrants have been duly executed and delivered by the Company, (iv) this Agreement, the Debentures, the Registration Rights Agreement and the Warrants constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable federal or state securities laws and (v) the Debentures, the Warrants, the Option and the Common Shares issuable upon the conversion and/or exercise thereof have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, the Debentures and the Warrants will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

                  (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock, of which as of the date hereof, 99,972,556 shares are issued and outstanding, 10,800,671 shares are issuable and reserved for issuance pursuant to the Company's stock option plans or securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 375,000 shares of Series A preferred stock, of which as of the date hereof 2,650 shares are issued and outstanding, which are convertible into 11,289 shares of Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as disclosed in
SCHEDULE 2.1(C), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended ("SECURITIES ACT" or "1933 ACT") (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or exercise of the Debentures, the Warrants or the Option as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto. Schedule 2.1(c) also lists all outstanding debt of the Company with sufficient detail acceptable to Purchaser.

                  (d) ISSUANCE OF SHARES. Upon issuance in accordance with this Agreement and the terms of the Debentures and Warrants, the Debentures, Warrants, Option and Common Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                  (e) NO CONFLICTS. Except as disclosed in SCHEDULE 2.1(E), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Debentures, the Warrants and the Common Shares underlying the Debentures, the Warrants or the Option will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the American Stock Exchange ("PRINCIPAL MARKET") or other principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in SCHEDULE 2.1(E), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z)(i) any judgment, decree or order or
(ii) any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of (z)(i) only), would be material to the Company or its Subsidiaries or interfere with the performance of its obligations under the Transaction Documents. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents or the issuance of the Debentures, the Warrants, the Option and the Common Shares underlying the Debentures, the Warrants or the Option in accordance with the terms hereof or thereof. Except as disclosed in SCHEDULE 2.1(E), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company complies with and is not in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

                  (f) SEC DOCUMENTS; FINANCIAL STATEMENTS. Since June 30,, 2001, the Company as well as its majority owned subsidiary have filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Purchaser or its representatives true and complete copies of any SEC Documents that were not filed electronically via EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Purchaser which is not included in the SEC Documents, including, without limitation, information referred to in Section 2.2(b) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Purchaser with any material, nonpublic information which was not publicly disclosed prior to the date hereof.

                  (g) ABSENCE OF CERTAIN CHANGES. Except as disclosed in
SCHEDULE 2.1(G) or the SEC Documents filed at least thirty (30) days prior to the date hereof, since June 30, 2001 there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which has had or, to the knowledge of the Company or its Subsidiaries, is reasonably likely to have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. Schedule 2.1(g) lists all material events, transactions and agreements which have occurred or been entered into affecting the Company since January 1, 2001.

                  (h) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, (i) except as set forth in SEC Documents which were filed at least 10 days before the date hereof, (ii) except as set forth in
SCHEDULE 2.1(H), and (iii) except which individually and in the aggregate, respectively, would not be reasonably likely to result in liability to the Company in excess of $50,000 and $100,000, respectively.

                  (i) ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Debentures and the Warrants. The Company further represents to the Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  (j) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                  (k) NO INSIDE INFORMATION. The Company has not provided and, the Company shall not provide any Purchaser with any non-public information.

                  (l) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Debentures, the Warrants and the Option to the Purchaser to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or other Approved Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Debentures to be integrated with other offerings.

                  (m) EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries believe that relations between the Company and its Subsidiaries and their respective employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) whose departure would be adverse to the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

                  (n) INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on SCHEDULE 2.1(N), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on SCHEDULE 2.1(N), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  (o) ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i),
(ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

                  (p) TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 2.1(P) or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  (q) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries taken as a whole.

                  (r) REGULATORY PERMITS. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  (s) INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (t) FOREIGN CORRUPT PRACTICES ACT. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

                  (u) TAX STATUS. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (i) has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (ii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.

                  (v) CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 2.1(V) and in the SEC Documents filed on EDGAR at least thirty (30) Trading Days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 2.1(C), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (w) DILUTIVE EFFECT. The Company understands and acknowledges that the number of Common Shares issuable upon conversion of Debentures, as well as the exercise of the Option and the Warrants purchased pursuant to this Agreement will increase in certain circumstances. The Company further acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue Common Shares upon conversion of Debentures and exercise of the Warrants and Option pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

                  (x) APPLICATION OF TAKEOVER PROTECTIONS. There are no anti-takeover provisions contained in the Company's Certificate of Incorporation or otherwise which will or could be triggered as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Common Shares and the Purchaser's ownership of the Common Shares.

                  (y) RIGHTS PLAN. Neither the Company nor any of its Subsidiaries has adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company confirms that no provision of such plan will, under any present or future circumstances, delay, prevent or interfere with the performance of any of the Company's obligations under the Transaction Documents and such plan will not be "triggered" by such performance.

                  (z) [INTENTIONALLY DELETED].

                  (aa) OBLIGATIONS ABSOLUTE. Each of the Company and the Purchaser agrees that, subject only to the conditions, qualifications and exceptions (if any) specifically set forth in the Transaction Documents, its obligations under the Transaction Documents are unconditional and absolute. Except to the extent (if any) specifically set forth in the Transaction Documents, each party's obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.

                  (bb) ISSUANCE OF COMMON SHARES. The Common Shares are duly authorized and reserved for issuance and, upon conversion of Debentures, exercise of the Warrants or exercise of the Option in accordance with the terms thereof, such Common Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the Principal Market or the New York Stock Exchange, or the Nasdaq Stock Market (collectively with the Principal Market, the "APPROVED MARKETS"), and the holders of such Common Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. As of the date of this Agreement, the outstanding shares of Common Stock are currently listed on the Principal Market.

                  (cc) FORM S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) for secondary offerings on Form S-3 (as in effect on the date of this Agreement) under the 1933 Act and rules promulgated thereunder, and Form S-3 (as in effect on the date of this Agreement) will be permitted to be used for the transactions contemplated hereby under the 1933 Act and rules promulgated thereunder.

                  (dd) BROKERS. Other than its Letter of Agreement with Ladenburg Thalmann dated December 22, 1999, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Purchaser relating to this Agreement or the transactions contemplated hereby, provided that any such fees shall be paid by the Company.

                  (ee) NO MFN OR VARIABLE RATE TRANSACTIONS. The Company has no outstanding securities or other instruments issued pursuant to any MFN or Variable Rate Transaction (as defined in the Debentures).

                  (ff) FOREIGN LAW. The Company has consulted with appropriate foreign legal counsel with respect to any of the above representations for which non-U.S. law is applicable. Such foreign counsel have advised the Company that such counsel know of no reason why any of the above representations would not be true and accurate. Such foreign counsel were provided with copies of this Subsidiary Guarantee and the Transaction Documents prior to rendering their advice.

         Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Each Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

                  (a) ACCREDITED INVESTOR STATUS; SOPHISTICATED PURCHASER. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Debentures, the Warrants, the Option and Common Shares.

                  (b) INFORMATION. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Debentures, the Warrants, the Option and Common Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in Section 2.1 above. The Purchaser understands that its purchase of the Debentures and Common Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Debentures and Common Shares.

                  (c) NO GOVERNMENTAL REVIEW. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Debentures, the Warrants, the Option and Common Shares or the fairness or suitability of the investment in the Debentures, the Warrants and Common Shares nor have such authorities passed upon or endorsed the merits thereof.

                  (d) LEGENDS. The Company shall issue the Debentures, the Warrants and certificates for the Common Shares to the Purchaser without any legend except as described in Article VI below. The Purchaser covenants that, in connection with any transfer of Common Shares by the Purchaser pursuant to the registration statement contemplated by the Registration Rights Agreement, it will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Purchaser.

                  (e) AUTHORIZATION; ENFORCEMENT. Each of this Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

                  (f) RESIDENCY. The Purchaser is a resident of the jurisdiction indicated on SCHEDULE I.

                  (g) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Purchaser.

                  (h) INVESTMENT REPRESENTATION. The Purchaser is purchasing the Debentures, the Warrants and the Option for its own account and not with a view to distribution in violation of any securities laws. The Purchaser has been advised and understands that neither the Debentures, the Warrants, the Option nor the shares of Common Stock issuable upon conversion or exercise thereof have been registered under the 1933 Act or under the "blue sky" laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. The Purchaser has been advised and understands that the Company, in issuing the Debentures and Warrants, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a "private offering" and is exempt from the registration provisions of the 1933 Act.

                  (i) RULE 144. The Purchaser understands that there is no public trading market for the Debentures or the Warrants, that none is expected to develop, and that the Debentures and Warrants must be held indefinitely unless and until such Debentures, Warrants or Common Shares received upon conversion or exercise thereof are registered under the 1933 Act or an exemption from registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

                  (j) BROKERS. The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Purchaser relating to this Agreement or the transactions contemplated hereby.

                  (k) RELIANCE BY THE COMPANY. The Purchaser understands that the Debentures, the Warrant and the Option are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Debentures, and Warrants, and the Option and the Common Shares issuable upon conversion or exercise thereof.

                                  ARTICLE III

                                    COVENANTS

         Section 3.1 REGISTRATION AND LISTING; EFFECTIVE REGISTRATION. Until such time as no Debentures or Warrants are outstanding and the Option has expired, the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Debentures or Warrants are outstanding and the Option has expired, the Company shall continue the listing or trading of the Common Stock on the Principal Market or one of the other Approved Markets and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Shares to be listed on the Principal Market or one of the other Approved Markets no later than the effectiveness of the registration of the Common Shares under the Act, and shall continue such listing(s) on one of the Approved Markets, for so long as any Debentures or Warrants are outstanding or the Option has not expired.

         Section 3.2 CERTIFICATES ON CONVERSION. Upon any conversion by the Purchaser (or then holder of Debentures) of the Debentures pursuant to the terms thereof, the Company shall issue and deliver to the Purchaser (or holder) within three (3) Trading Days of the conversion date a new Debenture or Debentures for the aggregate principal amount of Debentures which the Purchaser (or holder) has not yet elected to convert but which are evidenced in part by the Debentures submitted to the Company in connection with such conversion (with the denominations of such new Debenture(s) designated by the Purchaser or holder).

         Section 3.3 REPLACEMENT DEBENTURES. The Debenture(s) held by any Purchaser (or then holder) may be exchanged by the Purchaser (or such holder) at any time and from time to time for Debenture(s) with different denominations representing an equal aggregate principal amount of Debenture(s), as requested by the Purchaser (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         Section 3.4 SECURITIES COMPLIANCE. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement, the Debentures, the Warrants and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Debentures, the Warrants and the Option hereunder and the Common Shares issuable upon conversion or exercise thereof.

         Section 3.5 NOTICES. The Company agrees to provide all holders of Debentures and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

         Section 3.6 USE OF PROCEEDS. The Company agrees that the net proceeds received by the Company from the sale of the Debentures, the Warrants and the Option hereunder and payment of the exercise price of the Warrants and Option shall be used only for legally permitted corporate purposes.

         Section 3.7 RESERVATION OF SHARES; STOCK ISSUABLE UPON CONVERSION.

                  (a) So long as any Debentures issued hereunder remain outstanding, the Company shall not issue any Debentures except to Purchasers.

                  (b) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures and exercise of the Warrants and Option, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Debentures and exercise of all of the Warrants and Option, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Debentures and exercise of the then outstanding Warrants and Option, the Company will take such corporate action as may be necessary to expeditiously increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval and taking the actions described in the Debentures and
Section 1.4 of this Agreement. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Debentures and exercise of the Warrants and Option, such number of authorized but unissued shares of Common Stock that is at least equal to 200% of the number of Common Shares issuable upon conversion of all Debentures and exercise of all of the Warrants and Option, computed as if all Debentures are convertible at the Conversion Price (as defined in the Debentures), all Warrants are exercisable at the Exercise Price (as defined in the Warrants) and the Option is exercisable at the Fixed Price without regard to any limitations on beneficial ownership contained therein. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect such issuance, conversion, or exercise, respectively, up to the Maximum Common Stock Issuance (as defined in Section 3(i)(C) of the Debentures), of all the then outstanding Debentures, the Warrants and the Option, the Purchaser shall be entitled to, INTER ALIA, the redemption rights provided in the Registration Rights Agreement.

         Section 3.8 BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

         Section 3.9 FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Debentures, the Warrants, the Option and Common Shares, in accordance with Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Debentures, the Warrants, the Option and Common Shares for sale to the Purchaser under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

         Section 3.10 PUBLICITY. The Company shall, immediately upon the Closing, issue a press release with respect to such transactions, in the form of the press release attached as EXHIBIT D hereto.

         Section 3.11 SHAREHOLDER RIGHTS PLAN. None of the acquisitions of the Debentures, the Warrants, the Option or Common Shares nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Debentures or exercise of the Warrants or Option will in any event under any circumstances trigger the "poison pill" provisions of any stockholders' rights or similar agreements, or a substantially similar occurrence under any successor or similar plan.

         Section 3.12 FINANCIAL INFORMATION. The Company agrees to send the following to the Purchaser for so long as any Debentures, Warrants or the Option are outstanding: (i) on the same day as the release thereof, facsimile or e-mail copies of all press releases issued by the Company or any of its Subsidiaries; and (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

         Section 3.13 TRANSACTIONS WITH AFFILIATES. The Company agrees that any transaction or arrangement (i) between it and any of its Subsidiaries, (ii) between any of its Subsidiaries, and (iii) between it or any of its Subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside directors.

         Section 3.14 ADDITIONAL SUBSIDIARIES. The Company shall cause any entities that become Subsidiaries of the Company after the date hereof to become a party to the Subsidiary Guarantee within two Business Days of becoming a Subsidiary by executing and delivering an Assumption Agreement in the form attached to the Subsidiary Guarantee. Any such Subsidiary shall thereafter be considered a Subsidiary Guarantor for all purposes of this Agreement.

         Section 3.15 SALE OF ASSETS. While any of the Debentures remain outstanding, without the prior written consent of the Purchaser (which may be withheld in the Purchaser's sole discretion), neither the Company nor any of the Subsidiary Guarantors shall sell, offer to sell, or otherwise transfer, dispose of or encumber any material portion of their respective assets other than for fair value or in the ordinary course of business in accordance with past practice.

                                   ARTICLE IV

                           TRANSFER AGENT INSTRUCTIONS

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Common Shares in such amounts as specified from time to time by the Purchaser to the Company upon delivery of a conversion or exercise notice or repayment of any portion of the Debenture in Common Stock (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction relating to the Common Shares other than the Irrevocable Transfer Agent Instructions referred to in this Article IV will be given by the Company to its transfer agent and that the Common Shares shall be freely transferable on the books and records of the Company as contemplated by Article VI below when the legend referred to therein may be removed. Nothing in this Article IV shall affect in any way the Purchaser's obligations and agreements set forth in Section 2.2(d) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Common Shares. The Company shall instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE V

                             CONDITIONS TO CLOSINGS

         Section 5.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL. The obligation hereunder of the Company to issue and/or sell the Debentures, the Warrants and the Option to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

                  (b) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing, including payment of the purchase price set forth on SCHEDULE I to the Company as provided herein.

                  (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Debentures or the Warrants.

                  (d) CERTIFICATE. The Purchaser shall have delivered a certificate to the Company certifying that the representations and warranties of the Purchaser contained in Section 2.2 are true and correct in all material respects as of the Closing Date.

         Section 5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO PURCHASE. The obligation hereunder of the Purchaser to acquire and pay for the Debentures, the Warrants and the Option at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Purchaser's benefit and may be waived by the Purchaser at any time in its sole discretion.

                  (a) ACCURACY OF THE COMPANY'S AND THE SUBSIDIARY GUARANTORS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company (and the Subsidiary Guarantors in the Subsidiary Guarantee) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

                  (b) PERFORMANCE BY THE COMPANY. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing, including, without limitation, delivery of the Debentures and Warrants issued to Purchaser.

                  (c) AMEX TRADING. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC and trading in securities generally as reported by the Principal Market (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall be listed on the Principal Market or another Approved Market.

                  (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Warrants, the Registration Rights Agreement, the Debentures or the Subsidiary Guarantee. The American Stock Exchange shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

                  (e) OPINION OF COUNSEL. At the Closing, the Purchaser shall have received an opinion of counsel to the Company in the form attached hereto as EXHIBIT E and such other opinions, certificates and documents as the Purchaser or their counsel shall reasonably require incident to the Closing.

                  (f) REGISTRATION RIGHTS AGREEMENT. The Company and the Purchaser shall have executed and delivered the Registration Rights Agreement in the form and substance of EXHIBIT C attached hereto.

                  (g) SUBSIDIARY GUARANTY. Each of the Subsidiary Guarantors shall have executed and delivered to the Purchaser the Subsidiary Guarantee and such Subsidiary Guarantee shall be in full force and effect.

                  (h) OFFICER'S CERTIFICATES. The Company and each of the Subsidiary Guarantors shall have delivered to the Purchaser a certificate in form and substance satisfactory to the Purchaser and the Purchaser's counsel, executed by an officer of the Company or the Subsidiary Guarantor, as the case may be, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company and the Subsidiary Guarantors.

                  (i) MISCELLANEOUS. The Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by this Agreement or the Purchaser or its counsel may reasonable request.

                                   ARTICLE VI

                                LEGEND AND STOCK

         Upon payment therefor as provided in this Agreement, the Company will issue one or more Debentures and Warrants in the name the Purchaser or its designees and in such denominations to be specified by the Purchaser prior to (or from time to time subsequent to) Closing. Each Debenture and Warrant and any certificate representing Common Shares issued upon conversion or exercise thereof, prior to such Common Shares being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         The Company agrees to reissue Debentures, Warrants and/or Common Shares issuable upon conversion of Debentures, exercise of Warrants or exercise of the Option, without the legend set forth above, at such time as (i) the holder thereof is permitted to dispose of such Debentures or Warrants and/or Common Shares issuable upon conversion of the Debentures, exercise of the Warrants or exercise of the Option pursuant to Rule 144(k) under the 1933 Act, or (ii) such securities are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act, or (iii) such securities have been registered under the 1933 Act.

         Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Debentures, exercise of the Warrants or exercise of the Option shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from the Common Shares and the Company shall issue new certificates without such legend if (i) the holder has sold or disposed of such Common Shares pursuant to Rule 144(k) under the 1933 Act, or the holder is permitted to dispose of such Common Shares pursuant to Rule 144(k) under the 1933 Act, (ii) such Common Shares are registered for resale under the

1933 Act, or (iii) such Common Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and it counsel) are able to dispose of such shares publicly without registration under the 1933 Act. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) Trading Days thereafter, issue new certificates representing such Common Shares without such legend. Any Common Shares issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, the Purchaser agrees to sell the Common Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Purchaser by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

         Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

                                  ARTICLE VII

                                   TERMINATION

         Section 7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser.

         Section 7.2 OTHER TERMINATION. This Agreement may be terminated by action of the Board of Directors of the Company or by the Purchaser at any time if the Closing shall not have been consummated by the third business day following the date of this Agreement; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

                                  ARTICLE VIII

                                 INDEMNIFICATION

         In consideration of the Purchaser's execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Debentures hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures or (iii) the status of the Purchaser or holder of the Debentures, the Warrants or the Option as an investor in the Company and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Article VIII shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

                                   ARTICLE IX

                          GOVERNING LAW; MISCELLANEOUS

         Section 9.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED

TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

         Section 9.2 COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         Section 9.3 HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         Section 9.4 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         Section 9.5 ENTIRE AGREEMENT; AMENDMENTS; WAIVERS.

                  (a) This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

                  (b) The Purchaser may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Purchaser may specify in such notice) any of its rights under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Purchaser in accordance with its terms; PROVIDED, however, that the voluntary waiver contemplated by this sentence may not reduce the Purchaser's obligations to the Company under the Transaction Documents.

         Section 9.6 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery OR (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                           Viragen, Inc.
                           865 S.W. 78th Avenue, Suite 100
                           Plantation, Florida 33324
                           Telephone: (954) 233-8746
                           Facsimile: (954) 233-1416
                           Attention: Dennis W. Healey
                           Chief Financial Officer

         With a copy to:

                           Atlas Pearlman P.A.
                           Suite 1700
                           350 East Las Olas Boulevard
                           Ft. Lauderdale, Florida 33301
                           Telephone: (954) 763-1200
                           Facsimile: (954) 766-7800
                           Attention: James M. Schneider, Esq.

         If to the Transfer Agent:

                           Mellon Investor Services
                           One Mellon Center
                           500 Grant Street, Room 2122
                           Pittsburgh, PA 15258-0001
                           Telephone: (412) 236-8172
                           Facsimile: (412) 236-8161
                           Attention: Ms. Mitzi Brinkman




         If to the Purchaser:

                           Elliott Associates, L.P.
                           c/o Elliott Management Corporation
                           712 Fifth Avenue
                           New York, New York  10019
                           Telephone:       212-506-2999
                           Facsimile:       212-974-2093 and (212) 586-9467
                           Attention:       Brett Cohen

                           and

                           Elliott International, L.P.
                           c/o Elliott Management Corporation
                           712 Fifth Avenue
                           New York, New York  10019
                           Telephone:       212-506-2999
                           Facsimile:       212-974-2093 and (212) 586-9467
                           Attention:       Brett Cohen

         With a copy to:

                           Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue, 18th Floor
                           New York, New York 10176
                           Telephone:       212-986-6000
                           Facsimile:       212-986-8866
                           Attention:       Martin D. Sklar

         Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

         Section 9.7 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, including by merger or consolidation. The Purchaser may assign some or all of its rights hereunder to any assignee of the Debentures, the Warrants, the Option or Common Shares (in each case, a "PERMITTED ASSIGNEE"); PROVIDED, however, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Purchaser shall be entitled to pledge the Debentures, Warrants or Common Shares in connection with a bona fide margin account.

         Section 9.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 9.9 SURVIVAL. The representations, warranties and agreements of the Company and the Purchaser contained in the Agreement shall survive the Closing.

         Section 9.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 9.11 PLACEMENT AGENT. The Purchaser and the Company each acknowledges and warrants that it has not engaged any placement agent, other than in the case of the Company pursuant to its Letter of Agreement with Ladenburg Thalmann dated December 22, 1999, in connection with the sale of the Debentures and the Warrants, provided that any such fees will be paid exclusively by the Company. The Company and the Purchaser shall each be responsible for the payment of any other fees or commissions of placement agents or brokers engaged, directly or indirectly, by the Company or the Purchaser, respectively, in connection with the purchase of the Debentures and the Warrants by the Purchaser. The Company and the Purchaser shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         Section 9.12 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         Section 9.13 REMEDIES. The Purchaser and each Permitted Assignee shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement or the Registration Rights Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement or the Registration Rights Agreement and to exercise all other rights granted by law. The Purchaser and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

         Section 9.14 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Purchaser hereunder or under the Registration Rights Agreement or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         Section 9.15 DAYS. Unless the context refers to "business days" or "Trading Days", all references herein to "days" shall mean calendar days.

         Section 9.16 RESCISSION AND WITHDRAWAL RIGHT. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Purchaser exercises a right, election, demand or option under a Transaction Document or Subsidiary Guarantee and the Company or the Subsidiary Guarantors do not fully perform their respective related obligations within the periods therein provided, then the Purchaser in its sole discretion may rescind or withdraw from time to time any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:                                        INVESTORS:

VIRAGEN, INC.                                   ELLIOTT INTERNATIONAL, L.P.
                                                By:  ELLIOTT INTERNATIONAL
                                                     CAPITAL ADVISORS INC.,
                                                     as attorney-in-fact


By:                                                 By:
    -------------------------------------               -----------------------
       Name:    Dennis W. Healey                            Name:
       Title:   Executive Vice President                    Title:
                Chief Financial Officer

                                                    ELLIOTT ASSOCIATES, L.P.

                                                    By:
                                                        -----------------------
                                                       Name:
                                                       Title:

LIST OF SCHEDULES

Schedule 2.1(a)                     Subsidiaries
Schedule 2.1(c)                     Capitalization
Schedule 2.1(e)                     No Conflicts
Schedule 2.1(g)                     Certain Changes
Schedule 2.1(h)                     Litigation
Schedule 2.1(n)                     Intellectual Property Rights
Schedule 2.1(p)                     Title
Schedule 2.1(v)                     Certain Transactions
Schedule I                          Purchasers

LIST OF EXHIBITS

EXHIBIT A                           Form of Debenture
EXHIBIT B                           Form of Warrant
EXHIBIT C                           Registration Rights Agreement
EXHIBIT D                           Form of Press Release
EXHIBIT E                           Opinion of Counsel
EXHIBIT F                           Subsidiary Guarantee

                                   SCHEDULE I

                                       JURISDICTION OF          PRINCIPAL AMOUNT        WARRANTS FOR # OF
         PURCHASER                       ORGANIZATION             OF DEBENTURES            COMMON SHARES         PURCHASE PRICE
         ---------                       ------------           -----------------       -------------------      --------------
Elliott Associates, L.P.            Delaware, U.S.A.               $1,125,000                 182,482              $1,125,000

Elliott International, L.P.         Cayman Islands, B.W.I.         $1,375,000                 223,033              $1,375,000
